Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-173864) of CNL Lifestyle Properties, Inc. of our report dated March 21, 2011, with respect to the consolidated financial statements of Sunrise Third Senior Living Holdings, LLC, and of our report dated September 30, 2011, with respect to the consolidated financial statements of MetSun Two Pool One, LLC included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

McLean, Virginia

October 11, 2011